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                                                                    EXHIBIT 99.1


[AVISTAR LOGO]
AVISTAR COMMUNICATIONS CORP.                               FOR IMMEDIATE RELEASE
555 Twin Dolphin Drive, 3rd Floor                       Contact: Robert J. Habig
Redwood Shores, CA 94065                                 Chief Financial Officer
Tel 650.610.2900                                                    650.610.2900
Fax 650.610.2901                                                  ir@avistar.com
Video 650.632.1912
www.avistar.com


                    AVISTAR COMMUNICATIONS ANNOUNCES TRANSFER
                          TO THE NASDAQ SMALLCAP MARKET

REDWOOD SHORES, CALIF. -- OCTOBER 28, 2002 -- Avistar Communications Corporation (NASDAQ: AVSR), the leading provider of enterprise video communication solutions, today announced NASDAQ's approval of its application to have its common stock traded on The NASDAQ SmallCap Market. The transfer of Avistar's common stock from The NASDAQ National Market to The NASDAQ SmallCap Market will be effective at the opening of trading on October 30, 2002. Avistar's common stock will continue to trade under the symbol AVSR on The NASDAQ SmallCap Market.

Avistar was notified on July 24, 2002 that it did not comply with the requirements for continued listing on NASDAQ's National Market, and was granted 90 calendar days in which to reestablish compliance. "We applied for trading on the NASDAQ SmallCap Market because we believe this transfer will allow us to maintain our focus and devote our resources to achieving our near term business objectives, while maintaining the trading continuity of our common stock," said Gerald J. Burnett, Chairman and Chief Executive Officer of Avistar.

NASDAQ allows companies that meet the listing requirements of the NASDAQ SmallCap Market (other than the minimum bid price) an initial grace period of 180 days to regain compliance by posting a minimum closing bid price of $1.00 for at least ten consecutive trading days. With the acceptance of Avistar's application to switch to The NASDAQ SmallCap Market, Avistar's 90-day grace period to achieve the minimum bid requirements, which commenced July 24, 2002, is extended to 180 days, or through January 21, 2003.

Additionally, if Avistar demonstrates at the end of the grace period that it is in compliance with The NASDAQ SmallCap Market core listing standards (that is, either $750,000 net income, stockholders' equity of $5 million or market capitalization of $50 million) then Avistar may be allowed an additional 180-day grace period to meet the $1.00 minimum closing bid price requirement, or until July 19, 2003.

About Avistar Communications Corporation

Avistar develops, markets and supports an integrated suite of video-enabled vBusiness applications, all powered by the AvistarVOS(TM) software. Avistar integrates video communications into day-to-day business process applications. From the desktop, Avistar delivers TV-quality video calling, recording, publishing, video-on-demand, broadcast, and document sharing.

Founded in 1993, Avistar Communications Corporation (NASDAQ: AVSR) is headquartered in Redwood Shores, California, with sales offices in New York and London. Collaboration Properties, Inc., a wholly owned subsidiary of Avistar Communications Corporation, holds a



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broad portfolio of patents covering the AvistarVOS platform, as well as multiple software and hardware video collaboration products. For more information, visit www.avistar.com.


Forward Looking Statements

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include statements regarding Avistar's achievement of its business objectives, the continuity of trading in Avistar's common stock and the maintenance of Avistar's listing on The NASDAQ SmallCap Market. Such forward-looking statements are subject to a number of risks and uncertainties that would cause actual results to differ materially from those projected. Actual results in future periods are subject to many factors, including, among others, that Avistar will not achieve its business objectives, Avistar's ability to meet requirements for listing on The NASDAQ SmallCap Market on an ongoing basis and fluctuations or decreases in trading volume and restrictions on trading that may adversely affect the price and/or liquidity of Avistar's common stock, as well as uncertainties regarding the general economic outlook and customer demand for our products; and other risks and uncertainties, including those discussed in Avistar's filings with the Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q. Avistar does not undertake to update any forward-looking statements.